UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 13, 2015

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 13, 2015, the Compensation Committee of the Board of Directors of PCTEL, Inc. (the “Company” or “PCTEL”) granted to Anthony Kobrinetz, the Company’s Vice President, Site Solutions Operations, Chief Technology Officer and Export Compliance Officer, in addition to his 2015 base salary and participation in the 2015 Short-Term Incentive Plan as set forth in the Company’s Current Report on Form 8-K dated March 19, 2015, the opportunity to earn an equity award of up to 7,000 shares of PCTEL common stock based upon achievement of two performance measures in 2015. This stock incentive was awarded in conjunction with a decrease in Mr. Kobrinetz’s base compensation from $248,000 to $215,000. Mr. Kobrinetz will earn seventy-five percent (75%) of the award if he establishes a company-wide Export Compliance Program which defines and implements an appropriate process to assure compliance with all relevant United States export laws and regulations, utilizes necessary software and other tools to provide the current Entity List and other export-related information, trains appropriate personnel, monitors compliance with the Company’s export procedures, and resolves all export-related issues in a timely manner.

Mr. Kobrinetz will earn twenty-five percent (25%) of the equity award if the Company achieves its target 2015 revenue of $127 million (the “Target Amount”). If the Company achieves 2015 revenue of $114 million (the “Threshold Amount”), Mr. Kobrinetz will receive 875 shares. The equity award will be interpolated if the Company’s 2015 revenue is between the Threshold Amount and the Target Amount. For the purpose of calculating the Company’s 2015 revenue, there is a limit of $5 million of revenue contributed by acquired entities during the year, and the award is also subject to an Adjusted EBITDA penalty, as described below.

The equity award for Mr. Kobrinetz will be reduced by 25% if the Company’s Adjusted EBITDA as a percentage of the Company’s revenue (“Adjusted EBITDA Percentage”) is 8% or less, and the equity award will be reduced by 10% if the Adjusted EBITDA Percentage is less than 11% but greater than 8%. The term “Adjusted EBITDA” means GAAP operating profit excluding stock compensation expenses, amortization of intangible assets, depreciation, restructuring charges, impairment charges, gain/loss on sale of product lines, and expenses included in GAAP operating profit to the extent their recovery is recorded below operating profit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2015

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer